Exhibit 99.1

Business Strategy

Why does management believe Capstone’s stock performance does not reflect the business’s strategy?

Management believes that the Company has not consistently communicated its long-term strategy in a manner that is easy for the market to fully digest.

Across the enterprise, Capstone has been developing and deploying technology to support scale, integration, and profitability within the building products sector. Management expects the technology platform to become a core driver of value by enabling faster integration of acquired companies and delivering an immediate profitability uplift at newly integrated acquisitions.

One area where the Company believes it has met its objectives is the rapid “day one” enterprise integration of Canadian Stone. Instone and Canadian Stone were operating on the same inventory and enterprise systems on the first day following the close.

In parallel, Capstone is actively evaluating how AI-enabled tools and workflows can be applied across core business processes to further improve efficiency, decision-making, and profitability. Its goal is to become a “full stack” AI company. Management views AI as an important enabler within the operating model and expects its role to expand over time as capabilities are tested, refined, and deployed in practical use cases.

To improve market understanding of the technology platform and its current capabilities, the Company expects to expand its communications through practical demonstrations and, most importantly, operating metrics that illustrate the platform’s contribution to profitability.

Capital Structure, Dilution & Liquidity

Will cash from operations be sufficient to fund expansion, or will additional shareholder dilution be required?

Management is highly focused on minimizing long-term dilution per share while executing the strategy required to reach scale, expand margins, and drive valuation. Insiders are among the Company’s largest shareholders, and every capital decision is evaluated through the lens of long-term per-share value creation.

As demonstrated by the recent $2.0 million cost rationalization, Capstone is entering a phase where operating leverage, margin expansion, and improving cash generation play a larger role in funding growth. Management expects an increasing portion of expansion to be supported by operating cash flow and senior credit as the business scales and moves toward sustained profitability.

While limiting dilution remains a priority, management believes that executing the plan required to reach scale, achieve positive EBITDA, and expand the earnings multiple awarded by the market represents the most effective path to durable, long-term shareholder value.

Looking ahead, growth—including acquisitions—is expected to remain disciplined and accretive, with a growing share funded by operating leverage rather than equity issuance.

What is the plan for the $8.3M revolver, and will management seek further extensions or alternative financing?

Capstone’s Instone subsidiary has a revolving credit facility, which is a senior, asset-based working-capital facility designed to support inventory and day-to-day operations.

Historically, the Company has elected six-month extensions because they offer the most attractive pricing and maximum flexibility. These extensions have been executed consistently for nearly two years and were most recently extended through June 19, 2026, with no increase in cost.

As the business scales and its earnings profile strengthens — particularly following the recent cost reductions and clear line of sight to positive EBITDA — management expects longer-dated structures to become increasingly attractive. Over the coming quarters, the Company expects to evaluate extending the tenor of the existing facility or refinancing into a comparable senior structure.

Recent developments support this trajectory. Capstone is completing an inventory valuation expected to increase advance rates under the borrowing base, expanding available liquidity. The Company remains in active dialogue with its lender as part of this process.

In the interim, the revolver remains fully supported, penalty-free, and appropriately sized for working-capital needs, with no near-term refinancing pressure.

How does management plan to address the amount of debt maturing in 2026 relative to cash on hand and expected cash flow?

Management does not view 2026 debt maturities as a constraint on operations or growth. The Company’s capital structure is designed to remain flexible as cash flow scales and profitability improves.

Near-term maturities are expected to be addressed through a combination of operating cash flow, continued access to senior credit, and refinancing into longer-dated facilities as the business scales. Management expects improving cash generation to enhance its ability to extend, refinance, or consolidate debt on more attractive terms.

Following the adjustment of the conversion price on certain convertible notes to $0.75, have any notes been converted, and are the resulting shares subject to resale restrictions?

As of the most recent reporting period, management has not disclosed any material conversions resulting from the adjusted conversion price. Any shares issued upon conversion would be issued pursuant to existing registration statements and subject to applicable securities laws. The Company will provide updates through its regular securities filings.

NASDAQ Compliance

What concrete actions is management taking to regain compliance with Nasdaq’s $1 minimum bid requirement before the deadline? Is a reverse stock split under consideration?

Management’s primary focus is on executing the operating and financial strategy outlined in its 2026 outlook, with the expectation that improved profitability, margin expansion, and cash generation will be reflected in the Company’s share price and restore compliance organically.

Recent actions—including the $2.0 million annualized cost reduction and the CEO’s voluntary reduction of cash salary to $1.00—are intended to strengthen the Company’s financial profile and improve the quality and visibility of earnings.

At the same time, management remains mindful of Nasdaq requirements. A reverse stock split is considered a secondary, contingency option if organic price appreciation does not occur within the compliance period. Any such action would be structured to achieve and sustain the $1.00 minimum bid price.

Management believes maintaining a Nasdaq listing supports liquidity, visibility, and access to capital markets and is focused on regaining compliance in a manner aligned with long-term shareholder value.

Stock Performance

Does management believe share price performance reflects the Company’s two recent acquisitions and more than $25M in added revenue?

As a matter of policy and regulatory compliance, management does not comment on day-to-day share price movements or trading dynamics. That said, management believes the market does not yet fully reflect the progress outlined in the Company’s 2026 outlook.

In 2025, Capstone added more than $25 million in revenue through disciplined, accretive acquisitions, expanded its North American footprint, delivered record gross profit and EBITDA, and completed key integrations. The Company has now taken decisive steps to reduce overhead and improve its EBITDA profile independent of revenue growth.

Capstone is in the later stages of transitioning from platform expansion to monetizing scale, where margin expansion, EBITDA growth, and cash flow become more visible and easier for the market to assess. Management remains focused on execution and believes sustained financial performance is the most effective way to support long-term value creation and a re-rating over time.

Has management considered a strategic share buyback to support the stock?

Management continuously evaluates capital allocation options, including share repurchases, as part of its focus on per-share value creation. Any decision to pursue a buyback would be weighed against other uses of capital based on expected long-term shareholder returns, balance-sheet priorities, and growth opportunities.

Growth

Are there any active LOIs for additional acquisitions?

Capstone maintains active dialogue with a pipeline of high-quality targets. Management continues to evaluate opportunities that expand route density, enhance high-margin service capabilities, and strengthen operating leverage across the platform.

While the Company does not comment on specific LOIs or negotiations prior to announcement, recent transactions—including CSI and Carolina Stone—demonstrate a repeatable integration playbook and a disciplined approach to accretive growth. Acquisitions are evaluated not only on revenue contribution, but on their ability to improve margin mix, increase purchasing power, and accelerate monetization of the existing platform.

As Capstone operates in 2026 with a scaled footprint and proven integration capabilities, management believes it is well positioned to selectively pursue additional acquisitions while maintaining operational focus and capital discipline.

Will projected 2026 revenue growth come from organic growth or acquisitions?

Management expects revenue growth to be driven by a combination of organic growth and targeted acquisitions, with organic growth playing an increasingly meaningful role as the platform matures.

Organic growth is expected to be supported by expanded national sales coverage, improved sales productivity, deeper penetration of architectural products and installation services, and continued momentum from owned brands such as Aura Natural Landscapes™. Product launches and increased utilization of the Instone dealer portal are also expected to support growth across both new and existing customers.

Acquisitions remain an important component of the strategy, as Capstone continues to capitalize on the advantages of scale in the fragmented building products sector. Any transactions are expected to be disciplined and immediately accretive, with a focus on enhancing route density, profitability, and operating leverage.

Financial Outlook & Margins

Can management provide more detail on its 2026 run-rate revenue and EBITDA margin targets?

Capstone is targeting a $100 million revenue run-rate and making steady progress toward 10% EBITDA margins at its operating subsidiaries as the business shifts from platform expansion to monetizing scale.

Revenue growth is expected to be driven by a combination of organic growth and targeted acquisitions. The Company is benefiting from its significantly expanded North American footprint, improving demand conditions in exterior and outdoor categories, and strong organic momentum driven by product innovation, sales execution, and brand expansion. Industry data cited by the Company also points to a multi-year remodeling cycle, in which scaled platforms like Capstone are positioned to capture a disproportionate share of demand.

EBITDA margin expansion is expected to be driven by operating leverage from scale, mix improvement toward higher-margin architectural products and installation services, increased purchasing power, and continued efficiency gains across logistics, inventory management, and sales operations. Cost discipline—including the recent $2.0 million rationalization—supports this trajectory.

Under the 2026 outlook, what does management expect for interest expense, capital expenditures, and tax rate?

Interest expense is expected to improve as EBITDA expands, cash flow strengthens, and leverage moderates. As the Company reaches scale and improves its earnings profile, management expects greater flexibility to extend, refinance, or consolidate debt into more efficient structures over time.

Capital expenditures are expected to remain disciplined and focused primarily on growth initiatives that support operating leverage, such as systems, technology, and logistics efficiency. Maintenance capital expenditures are expected to remain relatively modest given the asset-light nature of portions of the business.

The Company’s effective tax rate is expected to evolve as profitability improves, subject to available net operating losses, jurisdictional mix, and the timing of earnings expansion. Management expects cash taxes to remain manageable in the near term as EBITDA scales and the Company utilizes its historical NOLs.

Management expects to release an earnings power presentation in Q1 2026, which will provide further detail.

What specific operational levers are expected to drive margin expansion in 2026, and when should investors expect to see those improvements reflected in financial results?

Margin expansion is already underway and is expected to become increasingly visible in Capstone’s operating results as 2026 progresses.

Capstone is now operating at national scale, which is driving operating leverage as incremental revenue flows across a largely fixed infrastructure. As the Company grows beyond the $70 million revenue level, management expects a greater share of growth to translate to the bottom line rather than overhead. Margin performance is further supported by a continued mix shift toward higher-margin architectural products and installation services, improved sales productivity, and stronger purchasing power following recent acquisitions.

In parallel, the Instone operating platform is delivering measurable efficiency gains, including better inventory utilization, faster fulfillment, and margin-efficient coverage across 30+ states. Completed integrations and a streamlined operating model allow revenue growth to translate more directly into EBITDA.

Management expects these drivers to be reflected in financial results beginning early in 2026, with a positive corporate EBITDA run-rate targeted starting in Q2 2026.

Forward-Looking Statements

This document contains certain “forward-looking statements”. These forward-looking statements involve known and unknown risks and uncertainties and are based on the Company’s current expectations and projections about future events. Investors can find many (but not all) of these statements by the use of words such as “may,” “will,” “expect,” “anticipate,” “estimate,” “intend,” “plan,” “believe,” or other similar expressions. The Company undertakes no obligation to update or revise publicly any forward-looking statements to reflect subsequent events or circumstances, except as may be required by law. Although the Company believes that the expectations expressed in these forward-looking statements are reasonable, it cannot assure investors that such expectations will turn out to be correct, and the Company cautions that actual results may differ materially from anticipated results. Additional factors are discussed in the Company’s public filings with the Securities and Exchange Commission, available for review at www.sec.gov.